Filed pursuant to Rule 424(b)(3)

Registration No. 333-249434

NEUROTROPE BIOSCIENCE, INC.

PROSPECTUS SUPPLEMENT

To the Prospectus dated November 9, 2020

This Prospectus Supplement dated November 20, 2020 (“Prospectus Supplement”) is supplemental to, and must be read in conjunction with the Prospectus dated November 9, 2020,  prepared by Neurotrope Bioscience, Inc. Terms defined in the Prospectus, unless the context otherwise requires, have the same meaning when used in the Prospectus Supplement.

 The purpose of this Prospectus Supplement is to advise Neurotrope shareholders and warrant holders that our board of directors recently approved November 30, 2020 as the Record Date for the Distribution. We expect the Distribution to occur on December 7, 2020.

In reviewing this Prospectus and Prospectus Supplement, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 22 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 20, 2020